Exhibit 99.1

Hennessy Capital Acquisition Corp. III Announces Agreement to Acquire NRC Group Holdings, LLC from J.F. Lehman & Company

- Hennessy to Acquire a Leading Global Provider of Comprehensive Environmental, Compliance and Waste Management Services from J.F. Lehman & Company -

- Management to Discuss Acquisition via Conference Call Tomorrow, June 27, at 10:00 a.m. EDT -

NEW YORK, NEW YORK and GREAT RIVER, NEW YORK – June 26, 2018 – Hennessy Capital Acquisition Corp. III (NYSE American: HCAC.U, HCAC, HCAC.WS) (“HCAC” or the “Company”) and JFL-NRC-SES Partners, LLC (“JFL-NRC-SES”), a portfolio company of an investment affiliate of J.F. Lehman & Company (“JFLCO”), announced today that they have entered into a definitive agreement whereby HCAC will acquire all of the issued and outstanding membership interests of NRC Group Holdings, LLC (“NRC Group”) from JFL-NRC-SES. Following the consummation of the transaction, NRC Group will be a wholly-owned direct subsidiary of HCAC. Investment affiliates of JFLCO will continue to own a significant equity position in the public company as part of the transaction.

NRC Group is a global provider of comprehensive environmental, compliance and waste management services to the marine and rail transportation, general industrial and energy markets. NRC Group’s broad range of capabilities includes standby, environmental and waste disposal services, and enable it to provide global reach to meet the critical, non-discretionary needs of its more than 5,000 customers across diverse industries and end markets to ensure compliance with environmental, health and safety laws around the world.

Daniel J. Hennessy, Chairman and CEO of HCAC commented, “With its best-in-class industry position, a scalable business platform and numerous opportunities to further enhance and differentiate its unique platform, NRC Group is poised for significant growth and shareholder value creation. Our team is excited about partnering with NRC Group’s senior management and J.F. Lehman & Company to support the numerous growth initiatives underway and to drive operational excellence.”

NRC Group will continue to be led by its current CEO Chris Swinbank, who stated, “We are excited about the impact this combination will have on our business and how it will significantly enhance the execution of our organic and acquisition-driven growth strategy. We believe the supportive end-market conditions, our industry’s current outlook and the significant growth opportunities currently underway make the timing of this combination highly compelling.”

Transaction Details

NRC Group is a portfolio company of an investment affiliate of JFLCO, a leading middle-market private equity firm focused exclusively on the aerospace, defense, maritime, government and environmental sectors.

The proposed transaction will introduce NRC Group as a publicly traded company with an anticipated initial enterprise value of approximately $748 million. For a summary of the terms of the proposed transaction, please see the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2018. Any description of the proposed transaction in this news release is only a summary and is qualified in its entirety by reference to the transaction documents, copies of which are being filed by HCAC on such Current Report on Form 8-K. Additional information about the proposed transaction and related financing transactions will be described in HCAC’s preliminary proxy statement relating to the acquisition, which HCAC will file with the SEC.

HCAC has secured all the required financing to complete the proposed transaction and related refinancing, including a fully-committed equity capital commitment of up to $125 million from Nomura Securities International, Inc. which can be exercised in whole or in part at HCAC’s election.

Following the closing of the transaction, HCAC will change its name to NRC Group Holdings Corp. and apply to continue to list its common stock and warrants on the NYSE American under the proposed ticker symbols “NRCG” and “NRCG.WS,” respectively.

Upon completion of the proposed transaction, the Company’s board will consist of Daniel J. Hennessy, current Chairman and CEO of HCAC; Kevin Charlton, current COO and director of HCAC; James O’Neil III, a current HCAC director; Christian Swinbank, the current CEO of NRC Group; and JFLCO representatives James R. Baumgardner, Glenn M. Shor and C. Alexander Harman, with Mr. O’Neil serving as Executive Chairman.

The proposed transaction is subject to customary closing conditions, including regulatory and stockholder approvals and the receipt of proceeds from the proposed equity financing activities, and is expected to close promptly following HCAC’s special meeting of stockholders to approve the proposed transaction. The parties expect the transaction to be completed in the third quarter of 2018.

HCAC was advised on the transaction by Credit Suisse Securities (USA) LLC and Stifel as capital markets advisors; Nomura Securities International, Inc. as financial advisor and committed equity financing provider; and with Sidley Austin LLP and Ellenoff Grossman & Schole LLP as legal counsel.

Conference Call

The management of HCAC and NRC Group will host an investor conference call tomorrow, June 27, 2018, at 10:00 a.m. Eastern time, to discuss the proposed transaction. Interested investors may participate in the call by dialing into the below numbers:

Toll-free dial-in number: (877) 407-0789

International dial-in number: (201) 689-8562

Conference ID: 13681067

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/player/index.php?id=130227. There will not be a question-and-answer session on this call.

A telephonic replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through September 30, 2018.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13681067

About NRC Group and JFLCO

NRC Group is a portfolio company of an investment affiliate of JFLCO, a leading middle-market private equity firm focused exclusively on the aerospace, defense, maritime, government and environmental sectors. NRC Group is a global provider of comprehensive environmental, compliance and waste management services to the marine and rail transportation, general industrial and energy markets. NRC Group’s broad range of capabilities includes standby, environmental and waste disposal services, and enable it to provide global reach to meet the critical, non-discretionary needs of its more than 5,000 customers across diverse end markets. NRC Group was established in June 2018 through the combination of two businesses, National Response Corporation and Sprint Energy Services, both previously operating separately under the ownership of investment affiliates of JFLCO. For more information, please visit www.nrcc.com. For more information on JFLCO, please visit www.jflpartners.com. No portion of the websites referenced in this paragraph is incorporated by reference into or otherwise deemed to be a part of this news release.

About Hennessy Capital Acquisition Corp. III

Hennessy Capital Acquisition Corp. III is a blank check company founded by Daniel J. Hennessy and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The company’s acquisition and value creation strategy is to identify, acquire and, after its initial business combination, build an industrial/infrastructure manufacturing, distribution or services business. For additional information, please visit www.hennessycapllc.com. No portion of HCAC’s website is incorporated by reference into or otherwise deemed to be a part of this news release.

Additional Information About The Transaction And Where To Find It

The proposed transaction will be submitted to stockholders of HCAC for their consideration. HCAC intends to file with the SEC preliminary and definitive proxy statements in connection with the proposed transaction and other matters and will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed transaction. HCAC’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with HCAC’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed transaction, because these documents will contain important information about HCAC, NRC Group and the proposed transaction. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed transaction and other documents filed with the SEC by HCAC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Nicholas A. Petruska, Executive Vice President, Chief Financial Officer, 3485 North Pines Way, Suite 110, Wilson, Wyoming 83014 or by telephone at (312) 803-0372.

Participants in the Solicitation

HCAC, JFL-NRC-SES, NRC Group, and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from HCAC’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of HCAC’s stockholders in connection with the proposed transaction will be set forth in HCAC’s proxy statement when it is filed with the SEC. You can find more information about HCAC’s directors and executive officers in HCAC’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 2, 2018. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in HCAC’s proxy statement when it becomes available, which can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This news release includes, or incorporates by reference, “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to: (1) references with respect to the anticipated benefits of the proposed transaction; (2) the projection of future financial performance of NRC Group, NRC Group’s operating companies and HCAC following the proposed transaction; (3) changes in the market for NRC Group’s services and expansion plans and opportunities; (4) future acquisition or additional business combinations; (5) the financing component of the proposed transaction; (6) the sources and uses of cash; (7) the management and board composition of the Company following the proposed transaction; (8) the anticipated capitalization and enterprise value of the Company following the transaction; (9) the continued listing of the Company’s securities on the NYSE American; and (10) the expected date of closing the transaction.

These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that may cause such a difference in connection with the proposed transaction include, but are not limited to, the following factors: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement between JFL-NRC-SES and HCAC; (2) the outcome of any legal proceedings that may be instituted against NRC Group, JFL-NRC-SES or HCAC following announcement of the proposed transaction and related transactions; (3) the inability to complete the transactions contemplated by the purchase agreement between JFL-NRC-SES and HCAC due to the failure to obtain approval of the stockholders of HCAC, consummate the anticipated financing, obtain necessary approval from governmental authorities or satisfy other conditions to the closing of the proposed transaction; (4) the ability to obtain or maintain the listing of the Company’s securities on the NYSE American following the proposed transaction; (5) the risk that the proposed transaction disrupts the parties’ current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; (7) unexpected costs, charges or expenses related to or resulting from the proposed transaction; (8) changes in applicable laws or regulations; (9) the possibility that NRC Group or HCAC may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks associated with the proposed transaction, as more fully discussed in the proxy statement to be filed by HCAC with the SEC in connection with the proposed transaction. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this news release, which speak only as of this date. Neither HCAC nor JFL-NRC-SEC nor NRC Group undertakes any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances. Nothing contained herein constitutes or will be deemed to constitute a forecast, project or estimate of the future financial performance of HCAC, NRC Group, or the combined company, following the implementation of the proposed transaction or otherwise. In addition, actual results are subject to other risks identified in HCAC’s prior and future filings with the SEC, available at www.sec.gov.

No Offer or Solicitation

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts:

Hennessy Capital Acquisition Corp. III

Daniel J. Hennessy, 307-734-4849

Chairman and CEO

dhennessy@hennessycapllc.com

or

Nicholas A. Petruska, 312-803-0372

Executive Vice President and CFO

npetruska@hennessycapllc.com

Liolios Group, Investor Relations

Cody Slach

949.574.3860

HCAC@liolios.com

4